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                                                                    EXHIBIT 23.3

                     CONSENT OF J.P. MORGAN SECURITIES INC.

     We hereby consent to (i) the use of our opinion letter dated November 20, 1997 to the Board of Directors of Barnett Banks, Inc. ("Barnett"), included as Appendix E to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Barnett and NationsBank Corporation, and (ii) the references to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         J.P. MORGAN SECURITIES INC.

                                       By: /s/ STEVE M. CHAIKEN
                                           -------------------------------------
                                         NAME: Steve M. Chaiken
                                        TITLE: Vice President and Assistant
                                               General Counsel

November 18, 1997